Exhibit 10.2

AMENDMENT NUMBER 8 TO THE
METLIFE AUXILIARY PENSION PLAN (RESTATED JANUARY 1, 2008)

The MetLife Auxiliary Pension Plan (the "Plan") is hereby amended, effective as of March 15,
2018, by replacing the preamble to the Plan with the following:

“Metropolitan Life Insurance Company (“Company”) hereby amends and restates Part I of the MetLife Auxiliary Pension Plan (“Plan”) effective January 1, 2008. Effective March 15, 2018, the Plan is renamed the MetLife Auxiliary Retirement Plan.

Part I

To the extent that there is any conflict between Part I and Part II of this Plan document, Part I contains the provisions of the Plan that govern 409A Benefits as defined in Article 4.l(a) of Part I. All references to “409A” or “section 409A” in this Plan are references to section 409A of the Internal Revenue Code (“Code”) and the regulations thereunder. Part II contains the provisions of the Plan (as in effect on October 3, 2004) that govern Grandfathered Benefits as defined in Article 4.1(b) of Part I, if any, under the Plan.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted in its name and behalf this 4th day of September, 2018, by its officer thereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Andrew J. Bernstein
Andrew J. Bernstein
Administrator

ATTEST: /s/ Elizabeth Critelli